Exhibit 10.2
PROMISSORY NOTE AMENDMENT
This Promissory Note Amendment (this “Amendment”), dated as of April 22, 2024, is entered into by and between Comstock Inc., a Nevada corporation (the “Borrower”), and Alvin Fund LLC (“Lender”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Promissory Note (as defined below).
R E C I T A L S:
WHEREAS, the Borrower and the Lender entered into that certain Promissory Note, dated as of November 12, 2023 (the “Promissory Note”);
WHEREAS, pursuant to the Promissory Note, the Maturity Date is defined as February 12, 2025 and therefore the Borrower is required to repay the Promissory Note in full on or prior to such date;
WHEREAS, pursuant to the Promissory Note, interest accrues at a rate of 8.0% per annum and commencing on the date of this Amendment and thereafter, the Borrower and the Lender desire to amend the Promissory Note to accrue interest at 12.0% per annum; and
WHEREAS, the Borrower and the Lender desire to amend the Promissory Note to permit the Borrower to (i) repay the Promissory Note in full on or prior April 15, 2026, (ii) allow payment in the form of shares of common stock, (iii) increase the interest rate commencing on the date of this Amendment and (iv) incur a prepayment penalty upon repayment of the Promissory Note in full prior to April 15, 2026.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendments to Promissory Note. Section 1 of the Promissory Note is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“The principal amount of this promissory note shall be payable in lawful money of the United States on or prior to April 15, 2026 (the “Maturity Date”). All payments shall be applied first to accrued interest, and thereafter to principal. The outstanding principal amount of this promissory note plus all unpaid accrued interest shall be due and payable on an Event of Default (as defined below).”
Section 2 of the Promissory Note is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“Borrower promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 12% per annum (at all times after April 22, 2024) and 8.0% prior April 22, 2024. Interest shall be calculated on the basis of a 365-day year and number of days lapsed. Payment of accrued interest shall be due on the fifth (5th) Business Day (as defined below) of each month. “Business Day” means any day
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other than Saturday, Sunday or other day on which commercial banks in the State of Nevada are authorized or required by law to remain closed. Principal and/or interest shall be payable in cash or restricted shares of common stock (“Shares”) issued by the Borrower or a combination of cash and Shares, as determined by the Borrower, in its sole discretion. Within three (3) days of the last Business Day of the month prior to the month in which accrued interest becomes due, the Borrower shall provide written notice to the Lender of the combination of cash and Shares to be paid. If and to the extent that interest is paid in the form of Shares, the number of Shares shall be equal to the dollar amount of the interest payment then payable divided by the volume weighted average sales price of the Borrower’s common stock for the 20 trading days preceding the date of the interest payment. If an Event of Default (as defined below) has occurred and is continuing, interest on this promissory note shall accrue at a rate of 20% per annum (the “Default Rate”) until such Event of Default is cured or this promissory note is paid in full.”
Section 3 of the Promissory Note is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“Borrower may prepay the principal amount, or any portion thereof, in full or in part at any time upon payment of a prepayment penalty equal to two (2) monthly interest payments, as such interest is calculated in Section 2. Any such prepayment shall be accompanied by accrued and unpaid interest on the principal amount, or such portion thereof, prepaid to the date of such prepayment. The Borrower shall be required to prepay this promissory note with the net cash proceeds received by the Borrower with respect to any sales of the Collateral (as defined below). The Borrower shall notify the Lender of any such sale and the estimated amount of such net proceeds within 5 days after such sale. The Borrower shall be required to prepay this Note with cash proceeds received by Borrower with respect to any sales of the Borrower’s non-mining assets, i.e., the Borrower’s Silver Springs real properties and water rights and the Borrower’s interest in the Sierra Springs Opportunity Fund, Inc.”
2.Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Promissory Note shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Promissory Note except as expressly set forth herein. Upon the execution and delivery hereof, the Promissory Note shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Promissory Note, and this Amendment and the Promissory Note shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Promissory Note. As used in the Promissory Note, the terms “this Note,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Promissory Note as amended by this Amendment.
3.Governing Law. This Amendment, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.
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4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed as of the day and year as first written above.

Alvin Fund LLC

By: /s/ George Melas-Kyriazi
c/o George Melas-Kyriazi, Director
243 Riverside Drive, APT 905
New York, NY 10025

Comstock Inc.

By:/s/ Corrado De Gasperis
Corrado DeGasperis
Executive Chairman and CEO
117 American Flat Road
P.O. Box 1118
Virginia City, Nevada 89440
degasperis@comstockinc.com

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